UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ] [ ] [ ] [X] [ ]

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC

______________________________________________________________________
(Name of Registrants as Specified in Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: __________
(2)	Aggregate number of securities to which transaction applies:__________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________
(4)	Proposed maximum aggregate value of transaction:__________________
(5)	Total fee paid: _______________________________________________
[ ]	Fee previously paid with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:____________________________
(2)	Form, schedule or registration statement no.:____________
(3)	Filing party:______________________________________
(4)	Date filed: _______________________________________

Excelsior Multi-Strategy Hedge Fund of Funds (TI2), LLC

Excelsior Multi-Strategy Hedge Fund of Funds (TE2), LLC

(each, the “Fund”)

Recently we sent you proxy material regarding the Special Meeting of Members of the Fund that is scheduled for December 27, 2012 (the “Proxy Materials”). The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.

If Members of the Fund do not approve the Agreement and Plan of Merger described in the Proxy Materials, it is expected that the Board of Managers of the Fund will consider available options which could include the liquidation of the Fund.

Voting is very important for your investment and the operation of the Fund. Please vote now to be sure your vote is received in time for the December 27, 2012 Special Meeting of Members.	The Fund has made it very easy for you to vote. Choose one of the following methods:

• Log on to the website listed on your proxy card; enter your control number located on your proxy card, and vote by following the on screen prompts.

• Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

• Mail the proxy card (after marking and signing) in the enclosed prepaid envelope.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

(If you have recently voted, thank you, and please disregard this notice.)